UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 8, 2006

(Date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices, including zip code)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On Friday, December 8, 2006, a trial date was set for the patent infringement lawsuit brought by Diomed Holdings, Inc. against Vascular Solutions Inc. and certain other defendants in March 2004 in the United States District Court for the District of Massachusetts. The case has been scheduled for a jury trial beginning on March 12, 2007. The trial is anticipated to last approximately two weeks with a verdict to be rendered by the jury shortly after the end of the trial. Diomed has asked for injunctive relief, compensatory and treble damages caused by the manufacture and sale of the Vascular products, and other costs, disbursements and attorneys’ fees. Diomed estimates Vascular’s liability for compensatory damages to be $7.0 million. Vascular believes that its products do not infringe on Diomed’s patents and that Diomed’s claims have no merit and will continue to vigorously defend the lawsuit brought by Diomed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

By:	/s/ James Hennen
James Hennen Chief Financial Officer

Date:  December 11, 2006